UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

___________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 30, 2008

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AVISTAR COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-31121	88-0383089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 1875 S. Grant Street, 10th Floor
San Mateo, California 94402
(Address of principal executive offices, including zip code)

(650) 525-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 -- Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02(b) Resignation of Principal Financial Officer

On December 30, 2008, Mr. Robert Habig announced his resignation as the Chief Financial Officer and Corporate Secretary of Avistar Communications Corporation (the “Registrant” or “Avistar”) in order to accept the position of CFO and VP of Operations at a private, venture-backed company. Mr. Habig’s resignation is effective January 9, 2009.

Item 5.02(c) Appointment of Principal Financial Officer

On January 5, 2009, the Board of Directors of the Registrant appointed Mr. Elias MurrayMetzger, currently Avistar’s Corporate Controller, to fill the role as acting CFO and Corporate Secretary, effective January 9, 2009.

Mr. MurrayMetzger, 38, has been Avistar's worldwide Corporate Controller since January 2006, playing a key role in the Company’s financial reporting and compliance functions. From April 2004 to January 2006, Mr. MurrayMetzger served as Assistant Controller of Centra Software, Inc., a provider of software solutions for online business communication, collaboration and learning. During his tenure at Centra, Mr. MurrayMetzger successfully navigated Centra’s Sarbanes-Oxley compliance effort and all SEC reporting functions. Mr. MurrayMetzger  worked in the technology audit practice of PricewaterhouseCoopers from February 2000 to March 20004. He is a Certified Public Accountant and has a Bachelors of Science in Agribusiness with a concentration in finance from California Polytechnic State University, San Luis Obispo.

Mr. MurrayMetzger’s compensation as acting CFO and Secretary of Avistar has not yet been determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVISTAR COMMUNICATIONS CORPORATION

By:	/S/ Robert J. Habig
Robert J. Habig Chief Financial Officer

Date:  January 5, 2009